Registration No.  33-___________
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                       FORM S-8
  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                   1933 PROVIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                51-0108922
(State or other jurisdiction
(I.R.S. Employer
of incorporation or organization)
Identification No.)

Providian Center
400 West Market Street
Post Office Box 32830
Louisville, Kentucky
40202
(Address of Principal Executive Offices)
(Zip Code)

        Providian Corporation 1995 Stock Option Plan
                  (Full title of the plan)

                  R. Michael Slaven, Esq.,
      Assistant General Counsel and Corporate
Secretary

                    PROVIDIAN CORPORATION
                   400 West Market Street
                    Post Office Box 32830 Louisville,
                 Kentucky 40202
        (Name and address of agent for service)

                    (502) 560-2132
    (Telephone number, including area code, of agent
                          for service)

                         Calculation of Registration Fee


                                   Proposed
                        Proposed    maximum
Title of     Amount to   maximum    aggregate   Amount of
securities    be        offering    offering registration
to be       registered  price per   price 1      fee
registered               share 1

Common Stock
of Providian  4,500,000  $35.8125 $161,156,250 $55,571.12
Corporation    shares
Par Value $1


1.Average  of the high and low prices  reported  as
of  August  8,  1995.     Estimated solely for the
purpose of calculating the registration fee pursuant to Rule 457(h)(1).

PART II
Information Required in the Registration Statement.

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE

The following documents are hereby incorporated by reference:

1. The Company's Annual Report on Form 10-K (File No. 1
6701) for the year ended        December 31, 1994, filed
on March 30, 1995, pursuant to Section 13 of the Exchange Act.

2. The Company's Proxy Statement for the Annual Meeting of Shareholders held on May 5, 1995 (File No. 1-6701), filed on March 28, 1995.

3. Providian's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed on May 12, 1995.

4. Providian's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed on August 11, 1995.

5. The description of the stock to be registered in Providian's Registration Statement on Form 10 dated
April 29, 1970.

All documents filed by the Company pursuant to Sections

13(a), 13(c), 14 and 15(d) of the Exchange Act, after

the date of this Prospectus and prior to the filing of a

post effective amendment which indicates that all

securities hereby offered have been sold or which

deregisters all securities remaining unsold, shall be

deemed to be incorporated by reference in this

Prospectus and to be a part hereof from the date of

filing of such documents. Item 4.        DESCRIPTION OF

CAPITAL STOCK

The Company's authorized Capital Stock consists of

300,000,000 shares of Common Stock, 6,000,000 shares of

preferred stock, $5 par value and 25,000,000 shares of

preference stock, $.01 par value.  On July 31, 1995,

there were 95,278,533 shares of Common Stock and no

shares of preferred or preference stock outstanding

(other than preferred stock held by a subsidiary).

Information for all future fiscal years concerning the

number of authorized and issued shares of the Company's

capital stock, and the description of such capital

stock, will be included in the Company's reports filed

under the Exchange Act, and shall be deemed to be

incorporated by reference herein, and to be a part

hereof, from the date of filing of such statements. Item

5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable





Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS
Delaware law permits a corporation to indemnify a

director, officer, employee or agent of the corporation

if the director, officer, employee or agent acted in

good faith and in what he believed to be the best

interests of the corporation, except that such a person

may not be indemnified in actions where he is liable to

the corporation, unless a court determines that such

indemnification is nonetheless proper.  In a criminal

action, an officer, director, employee or agent may be

indemnified if he had no reasonable cause to believe his

conduct was unlawful.  The Company's Certificate and

Bylaws provide for indemnification of officers,

directors, employees and agents to the fullest extent

authorized by the Delaware General Corporation Law and

include provisions that eliminate or limit the personal

liability of the Company's directors to the Company or

its shareholders for breaches of fiduciary duty, within

certain limits.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.        EXHIBITS

The following exhibits are filed as part of this registration statement.


Ref. No.  Description of Document         Exhibit Number

(4)        Providian Corporation's 1995
           Stock                                    4.1
           Option Plan.
           (Incorporated by reference to
               Appendix A of Providian
         Corporation's 1995 Proxy Statement)

(5)        Opinion of Counsel of Stites &        5.1
           Harbison

(23)       Consent of Ernst & Young LLP,
                                                23.1
           independent auditors of Providian
           Corporation

(23)       Consent of Stites & Harbison,
23.2
           independent counsel of Providian
           Corporation (included in Exhibit 5)

(24)       Powers of Attorney authorizing       24.1

           Steven T. Downey, James V. Elliott,
           and R. Michael Slaven to sign
           the Registration Statement in
           any and all capacities
           on behalf of  Irving W. Bailey,
           II; Steven T. Downey; James V.
           Elliott; Shailesh J. Mehta;
           John M. Cranor III; Joseph F.
           Decosimo; Lyle J. Everingham;
           Raymond V. Gilmartin; J. David
           Grissom; Watts Hill Jr.; F. Warren McFarland;
           Martha R. Seger; Florence R. Skelly

(24)       Certified resolution of Providian        24.2
           Corporation's
           Board of Directors authorizing the
           execution of
           powers of attorney.

Item 9.        UNDERTAKINGS
The undersigned registrant hereby undertakes to file during any period in which offers or sales are being made, a posteffective amendment to this registration statement to include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; to remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




SIGNATURES

Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable
grounds to believe that it meets all of the
requirements for filing on Form S-8 and has duly caused
this registration statement to be signed on its behalf
by the undersigned, thereunto duly authorized, in the
city of Louisville, State of Kentucky, on August
11,1995.
                              Providian Corporation
                              By: Irving W. Bailey II
                              Chairman of the Board,
                              President, and Chief
                              Executive Officer
                              By: /s/R. Michale Slaven
                                     R. MICHAEL SLAVEN
                                     Attorney-in-fact
                                     for Irving W.
                                     Bailey II

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated on this 11th day of August, 1995

          Signature                       Titles
     Irving W. Bailey II      Chairman of the
Board,
 __________________________   President, and Chief
     Irving W. Bailey II      Executive Officer
(Principal
                              Executive Officer)
       Shailesh Mehta
  _________________________   President, and Chief
       Shailesh Mehta         Operating Officer
      James V. Elliott
  _________________________
      James V. Elliott        Senior Vice
President
and
                              General Counsel
        Steve Downey
  ________________________
        Steve Downey          Vice President and
Controller



      John L. Clendenin
   _______________________
      John L. Clendenin       Director

     John M. Cranor III
   _______________________
     John M. Cranor III       Director

     Joseph F. Decosimo
   ______________________
     Joseph F. Decosimo       Director

     Lyle J. Everingham
   ______________________
     Lyle J. Everingham       Director

    Raymond V. Gilmartin
   ______________________
    Raymond V. Gilmartin      Director

      J. David Grissom
   ______________________
      J. David Grissom        Director
       Watts Hill, Jr.
   ______________________
       Watts Hill, Jr.        Director

     F. Warren McFarlan
   _______________________
   F. Warren McFarlan       Director

       Martha R. Seger
   _______________________
       Martha R. Seger        Director

      Larry D. Thompson
   _______________________
      Larry D. Thompson       Director

By:/s/ R. Michael Slaven
       R. MICHAEL SLAVEN Attorney-in-
       fact






                    INDEX TO EXHIBITS
Exhibit
Number         Description of Exhibits
  4.1      Providian Corporation's
Stock
           Option Plan.  (Incorporated by
           reference to Appendix A of
           Providian Corporation's 1995
           Proxy Statement)
  5.1      Opinion of Counsel of Stites &
           Harbison
 23.1      Consent of Ernst & Young LLP,
           independent auditors of
           Providian Corporation
 23.2      Consent of Stites & Harbison,
           independent counsel of
           Providian Corporation
           (included in Exhibit 5)
 24.1      Powers of Attorney authorizing
           Steven T. Downey, James V.
           Elliott, and R. Michael Slaven
           to sign the Registration
           Statement in any and all
           capacities on behalf of Irving
           W. Bailey, II; Steven T.
           Downey; James V. Elliott;
           Shailesh J. Mehta; John M.
          Cranor III; Joseph F. Decosimo;
          Lyle J. Everingham; Raymond V.
          Gilmartin; J. DavidGrissom;
          Watts Hill Jr.; F. Warren
          McFarland; Martha R. Seger;
          Florence R. Skelly
24.2      Certified resolution of
          Providian Corporation's Board
          of Directors authorizing the
          execution of powers of
          attorney